EXHIBIT 3.0

1987578

State of California

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute

this certificate and affix the Great

Seal of the State of California this

JUL-9 1997

Bill Jones

Secretary of State

SEC/STATE FORM CE-l07 (REV 4/97)

97 35085

State of California

SECRETARY OF STATE

DIVISION OF CORPORATION FILING AND SERVICES

NAME RESERVATION CERTIFICATE

RESERVATION # R0463609

MICHELMAN & MICHELMAN	ISSUED 07/02/97
17071 VENTURA BLVD., SUITE 206	EXPIRES 09/02/97
ENCINO, CA 91316
ATTN: CINDY

RE: PURPOSE, INC.

The name set forth above is hereby reserved for a period of sixty days, commencing on the date hereof, for the use of the addressee as specified in Section 201 of the California Corporations Code. No financial commitment regarding this proposed name should be made until documents have been filed by the Secretary of State.

Secretary of State

ARTICLES OF INCORPORATION

OF

PURPOSE INC.

I

The name of this corporation is:

PURPOSE INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California (GLC) other than banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporation Code.

III

The name and address in the state of California of the Corporation’s initial agent for service of process is:

Robert Litomisky

7510 west Sunset Blvd. #273

Hollywood, California 90046

IV

The corporation is the authorized to issue only one class of Shares of Stock and the total number of shares which the corporation is authorized to issue is One Hundred (100)

V

All of the corporation’s issued shares of capitol stock of all classes shall be held of record by not more than ten (10) persons, as provided by the General corporation Law of California section 158.

This Corporation is a close corporation.

VI

The name and address of the person appointed to act as the initial director is as follows:

Robert Litomisky

7510 west Sunset Blvd. #273

Hollywood, California 90046

VII

Fifty percent or more of this corporation’s

stock cannot be owned by another corporation.

Dated the 3rd day of July, 1997.

/S/ ROBERT LITOMISKY
Robert Litomisky
Incorporator

I, hereby declare that I am the person who executed the foregoing Articles of Incorporation whose execution is our act and deed.

/S/ ROBERT LITOMISKY
Robert Litomisky
Incorporator